Exhibit 10.1

SUBSCRIPTION AGREEMENT
FOR
COMMON STOCK

This Subscription Agreement for Common Stock (“Agreement”) is entered into this 26th day of May 2010 between GOLD RESOURCE CORPORATION (“Company”), a corporation incorporated under the laws of the State of Colorado, and HOCHSCHILD MINING HOLDINGS LIMITED (“Hochschild”), a private limited company organized under the laws of England and Wales.  The Company and Hochschild may hereinafter be referred to as the “Parties” or individually as a “Party”.

RECITALS

WHEREAS, on December 5, 2008, the Parties entered into a Strategic Alliance Agreement providing, among other things, a right of first refusal in favor of Hochschild to provide additional equity financing to the Company in circumstances described therein; and

WHEREAS, the Company determined to solicit additional equity financing and Hochschild has elected to exercise its right of first refusal and provide such financing to the Company; and

WHEREAS, the Board of Directors of the Company (“Board of Directors”) has authorized the Company to enter into this Agreement and the parties wish to memorialize the terms and conditions of their agreement; and

WHEREAS, certain capitalized terms used in this Agreement are defined in Article I hereof.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, the mutual conditions, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both Parties, the Parties hereby agree as follows:

ARTICLE 1
 DEFINITIONS

Definitions. In this Agreement, unless the context otherwise requires:

“Affiliate” shall have the meaning ascribed thereto in the Securities Act;

“Agreement” means this subscription agreement including the Schedules attached hereto and any instrument amending this Agreement and “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to this Agreement and not to a particular Article, Section, Subsection or Paragraph;

“Audited Financial Statements” means the comparative audited consolidated financial statements of the Company at December 31, 2009 and 2008, and for the three years ended December 31, 2009;

“Authority” and “Authorities” means any (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, securities commission (including the Securities Commissions), central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (ii) any subdivision, agent, commission, board, or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and includes a stock exchange and any other self-regulatory authority;

“Board of Directors” means the board of directors of the Company;

“Business Day” means any day which is not a Saturday, a Sunday or a day on which banks are generally closed for business in Denver, Colorado or London, England;

“Claims” means all losses, damages, expenses, Liabilities, claims and demands of whatever nature or kind, including all reasonable legal fees and disbursements;

“Closing” means the completion of the issue and delivery by the Company and the acquisition by Hochschild of the Purchased Shares pursuant to this Agreement;

“Closing Date” has the meaning given to it in Section 2.5;

“Company” has the meaning given to it in the preamble hereto;

“Company Indemnities” has the meaning given to it in Section 9.2;

“Contracts” means all agreements, arrangements, understandings, commitments and undertakings (whether written, electronic or oral), to which a Person is a party or a beneficiary or pursuant to which any of its property or assets are or may be affected;

“Convertible Securities” with respect to a corporation or other person, means all Warrants, rights, agreements or options, present or future, contingent or absolute, or any right or privilege capable of becoming a right, agreement or option, for the purchase, subscription or issuance of any shares in the capital of such corporation or other person or any other security convertible or exchangeable for shares in the capital of such corporation or other person, including options granted to officers, directors or employees, whether issued pursuant to an established plan or otherwise;

“Debt Instrument” means any loan, bond, debenture, promissory note or other instrument evidencing material indebtedness for borrowed money or other material liability;

“Environmental Laws” means federal, state, municipal or local Laws and Permits relating to environmental, health or safety matters;

“Exchange Act” has the meaning given to it in Section 4.2.

“Existing Properties” means the properties, including but not limited to (i) El Aguila (including the La Arista deposit), (ii) Las Margaritas, (iii) Solaga, (iv) El Rey and (v) Alta Gracia, each located in Oaxaca, Mexico, over which the Company holds interests;

“Hochschild Indemnitees” has the meaning given to it in Section 9.1;

“Laws” means any and all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, (ii) judicial, arbitral, administrative, ministerial, departmental or regulatory judgments or orders of any Authorities, and (iii) policies, guidelines and protocols;

“Liabilities” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due;

“Lien” means any mortgage, easement, encroachment, adverse claim, and assignment by way of security, security interest, servitude, pledge, charge, lien, assignment, hypothecation, conditional sale agreement, title retention, preferential right, trust arrangement, right of set-off, counterclaim or banker’s lien, financing statement, privilege or priority, or other encumbrance of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law;

“Material Adverse Effect” means in respect of any Person, individually or together with other adverse effects, any matter or action that has an effect that is, or would reasonably be expected to be, material and adverse to (A) the assets, liabilities, results of operations, capitalization or business condition (financial or otherwise) or prospects of such Person and its subsidiaries, taken as a whole, or (B) such Person’s ability to consummate the transactions contemplated by this Agreement;

“Options” means outstanding options to acquire Shares of the Company under the Stock Option Plan;

“Parties” means the Company and Hochschild, collectively, and “Party” means any one of them;

“Permits” means all permits, consents, waivers, licenses, certificates, approvals, authorizations, registrations, franchises, rights, privileges, quotas and exemptions, or any item with a similar effect, issued or granted by any Authority;

“Person” means an individual, partnership, unincorporated association, organization, syndicate, corporation or trust or a trustee, executor, administrator or other legal or personal representative;

“Purchase Price” means US$9.50 per share for a total of US $6,000,000.50;

“Purchased Shares” means the number of Shares subscribed for by Hochschild under Section 2.1 of this Agreement;

“Regulatory Approvals” means those authorizations, sanctions, rulings, consents, orders, waivers, exemptions, licenses, Permits and other approvals (including a lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of corporate bodies or Authorities or third parties required in connection with the consummation of the subscription for and issuance of the Purchased Shares;

“SARBOX” means the Sarbanes-Oxley Act of 2002;

“SEC” has the meaning given to it in Section 4.2;

“Securities Act” shall have the meaning given to it in Section 2.4;

“Securities Commissions” means the securities regulator in each jurisdiction whose Securities Laws are applicable to the Company;

“Securities Laws” means the Laws relating to securities of the Company and the regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices adopted by the Securities Commissions of each such jurisdiction or applicable in such jurisdictions;

“Shares” means common shares, par value $0.001, in the capital of the Company;

“Strategic Alliance Agreement” has the meaning assigned to it in the Recitals of this Agreement;

“Tax Returns” means any return, declaration, report, schedule, information statement or return with respect to Taxes required to be filed with an Authority;

“Taxes” means, in respect of a Person, any and all taxes and related governmental charges (including assessments, charges, duties, rates, fees, imposts, levies or other governmental charges and interest, penalties or additions associated therewith) including U.S. federal, provincial, municipal and local, foreign or other income, franchise, capital, real property, personal property, tangible, withholding, payroll, employer health, social security, transfer, sales, use, consumption, IVA, excise, anti-dumping, stamp, countervail and value added taxes, all other taxes of any kind for which the Person may have any liability whether disputed or not and all employment insurance premiums;

“Unaudited Financial Statements” means the comparative unaudited interim consolidated financial statements of the Company for the periods ended March 31, 2010 and 2009; and

“Warrants” means, collectively, outstanding warrants to acquire Shares in the Company, and “Warrant” means any one of the foregoing.

Interpretation. In this Agreement, unless the context otherwise requires, the following rules apply:

(a)
the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such Person or Persons or circumstances as the context otherwise permits;

(b)
unless otherwise specified, time periods within, or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day, if the last day of the period is not a Business Day;

(c)
reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it;

(d)	all amounts expressed herein in terms of money refer to the lawful currency of the United States of America and all payments made hereunder shall be made in such currency;

(e)	headings in this Agreement are for convenience only and shall not affect its interpretation; and

(f)	references to “include”, “includes” or “including” and the like shall be construed, in each case, as if followed by the words “but without limitation”.

ARTICLE 2
SUBSCRIPTION

2.1	Subscription for Shares

Subject to the terms and conditions of this Agreement, Hochschild hereby subscribes for and agrees to purchase 631,579 Shares (the “Purchased Shares”).

2.2	Acceptance

By its execution of this Agreement, the Company hereby accepts the subscription by Hochschild for the Purchased Shares and subject to the terms and conditions of this Agreement, agrees to issue and sell the Purchased Shares to Hochschild on the Closing Date.

2.3	Payment of Purchase Price

On the Closing Date and subject to the conditions set forth in Section 3.2 below, Hochschild shall pay to the Company the Purchase Price by wire transfer in immediately available funds as the Company shall direct in writing.

2.4	Restricted Securities

Hochschild hereby acknowledges and agrees that the Purchased Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “Securities Act”), but will be issued pursuant to an exemption from the registration requirements of the Securities Act.  As a result, the certificate representing the Purchased Shares shall bear a restrictive legend and transfer of the Purchased Shares shall be restricted as hereinafter set forth.

2.5	Closing

Closing of the sale of the Purchased Shares and payment of the Purchase Price shall be completed at the offices of the Company in Denver, Colorado within 4 business days of execution of this Agreement, or at such other place, date or time as the Company and Hochschild may agree (the “Closing Date”).  At that place and time, and subject to the conditions set forth in Section 3.1 below, the Company shall deliver or cause to be delivered to Hochschild, one or more certificates representing the Purchased Shares against payment of the Purchase Price.

2.6	Use of Proceeds

The proceeds from the sale of the Purchased Shares shall be used for working capital of the Company, including payment of general and administrative expenses, exploration and operation of the mine.

ARTICLE 3
CONDITIONS TO CLOSING DATE

3.1	Conditions to the Company’s Obligations to Close

The obligation of the Company to complete the issuance and sale of the Purchased Shares and tender a certificate for the Purchased Shares shall be subject to satisfaction on or before the Closing Date of the following conditions precedent (each of which is acknowledged to be for the exclusive benefit of the Company and may be waived in whole or in part by the Company in its complete discretion):

(a)	All of the representations and warranties made by Hochschild in this Agreement shall be true and correct as of the Closing Date and with the same effect as if made at and as of the Closing Date;

(b)	All covenants to be performed by Hochschild prior to the Closing Date pursuant to this Agreement shall have been performed in all material respects;

(c)	Hochschild has tendered the Purchase Price to the Company;

(d)
There shall be no Laws, injunction, order or decree which restrains or enjoins or otherwise prohibits the issuance and purchase of the Purchased Shares, or any action or proceeding pending or threatened against the Company or against Hochschild by any government authority or any other Person (including a Party hereto) to restrain or prohibit the completion of the transactions contemplated by this Agreement; and

(e)
All necessary approvals will have been obtained to permit the Purchased Shares to be duly issued to, and registered in the name of, Hochschild in compliance with all applicable Laws, including regulatory approvals.

3.2	Conditions to the Obligations of Hochschild to Close

The obligation of Hochschild to complete the acquisition of the Purchased Shares pursuant to this Agreement shall be subject to the fulfillment of, on or before the Closing Date, each of the following conditions precedent (each of which is acknowledged to be for the exclusive benefit of Hochschild and may be waived in whole or in part by Hochschild in its complete discretion):

(a)           All of the representations and warranties of the Company made in or pursuant to this Agreement shall be true and correct as of the Closing Date and with the same effect as if made at and as of the Closing Date;

(b)           The Company shall have performed or complied with, in all material respects, all of its obligations, covenants and agreements under this Agreement to be performed or complied with at or prior to the Closing Date;

(c)           There shall be no Laws, injunction, order or decree which restrains or enjoins or otherwise prohibits the issuance and purchase of the Purchased Shares, or any action or proceeding pending or threatened against Hochschild or against the Company by any governmental authority or any other Person (including a Party hereto) to restrain or prohibit the completion of the transactions contemplated by this Agreement;

(d)           Nothing has occurred which, in Hochschild’s reasonable opinion, has or could reasonably be expected to have a Material Adverse Effect on the Company;

(e)           Hochschild shall have received such written opinions from counsel to the Company (who shall not be an employee of the Company or any of its Affiliates) dated as of the Closing Date, addressed to Hochschild and in the form acceptable to Hochschild and its counsel, each acting reasonably, and which shall, among other things, include opinions as to the Company’s compliance with applicable requirements under the Securities Act and other United States securities laws and title to the Existing Properties;

(f)           Hochschild will be furnished with such certificates or other instruments of the Company or of officers of the Company (in their capacities as such and with no personal liability to such officer) as Hochschild or Hochschild’s counsel may reasonably believe necessary in order to establish that the obligations and covenants contained in this Agreement have been performed or complied with in accordance with this Section 3.2 and that the representations and warranties of the Company herein given are true and correct at the Closing Date in accordance with Section 3.2(a); and

(g)           All necessary steps and proceedings will have been taken to permit the Purchased Shares to be duly issued to, and registered in the name of, Hochschild in compliance with all applicable Laws, including the Company having obtained all necessary regulatory approvals.

3.3	Waiver of Condition

Hochschild, in the case of a condition set out in Section 3.2, and the Company, in the case of a condition set out in Section 3.1, will have the exclusive right to waive before the Closing Date the performance or compliance of such condition in whole or in part and on such terms as may be agreed upon without prejudice to any of its rights in the event of non-performance of or non-compliance with any other condition in whole or in part. Any such waiver will not constitute a waiver of any other conditions in favor of the waiving party. Such waiving party will retain the right to complete the sale and purchase of the Purchased Shares herein contemplated and sue the other party in respect of any breach of the other party’s covenants or obligations or any inaccuracy or misrepresentation in a representation or warranty of the other party which gave rise to the non-performance of or non-compliance with the condition so waived.

3.4	Actions to Satisfy Closing Date Conditions.

(a)
The Company shall take all such actions as are within its power to control and shall use commercially reasonable efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Section 3.2 (except to the extent any such condition is waived by Hochschild pursuant to Section 3.3), including ensuring that during the period from the date hereof to the Closing Date, there is no breach of any of its representations and warranties.

(b)
Hochschild shall take all such actions as are within its power to control and shall use commercially reasonable efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Section 3.1 (except to the extent any such condition is waived by the Company pursuant to Section 3.3), including ensuring that during the period from the date hereof to the Closing Date, there is no breach of any of its representations and warranties.

ARTICLE 4
COVENANTS

4.1	Post-Closing Date Covenants of the Company.

The Company shall comply with all securities regulatory filing requirements on a timely basis in connection with the sale of the Purchased Shares to Hochschild, including filing within the periods stipulated under Securities Laws, at the Company’s expense, all private placement forms required to be filed by the Company and paying all filing fees required to be paid in connection therewith so that the issuance of the Purchased Shares may lawfully occur without the necessity of filing a prospectus, registration statement or any similar document under the Securities Laws.

4.2	Post-Closing Date Covenants of Hochschild

Since the Company’s common stock is not presently registered with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Unites States Securities Exchange Act of 1934, as amended (the “Exchange Act”), the filing of beneficial ownership reports with the SEC pursuant to Section 13(d) of the Exchange Act and Regulation 13D adopted thereunder is not presently required by the Securities Laws.  Hochschild therefore agrees to notify the Company in writing not less than 10 days after its beneficial ownership of the Company’s common stock changes by more than 1% until such time as the Company’s common stock is registered pursuant to the Exchange Act and beneficial ownership reports are required to be filed with the SEC under applicable Securities Laws.

4.3	Press Releases

(a)
During the period from the date hereof to the Closing Date, no press release or other public announcement with respect to this Agreement or the transactions contemplated herein will be made by a Party until the text of the announcement and the time and manner of its release have been approved by the other Party in writing, acting reasonably.

(b)
Notwithstanding Section 4.3(a), if at any time up to the Closing Date, a Party is bound by Law to make a press release or other public announcement, such Party may do so, notwithstanding the failure of the other Parties to approve same, provided:

(i)	the other Party is given at least one (1) Business Day prior written notice of the intention to make such announcement and has a reasonable opportunity to comment on the announcement; and

(ii)	the announcement contains no more information than is necessary to satisfy the specific legal requirement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE COMPANY

5.1	Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants to, and covenants with, Hochschild as follows and acknowledges that Hochschild is relying on such representations and warranties in connection with the transaction contemplated hereby:

    (a)    the Company and its subsidiaries have been duly incorporated and are in good standing under the laws of their respective jurisdictions, and are current and up-to-date with all filings required to be made by them in such jurisdiction, have all requisite corporate power and authority and are duly qualified and possess all certificates, authorizations, permits and licences issued by the appropriate state, municipal, or federal regulatory agencies or bodies necessary (and has not received or is aware of any modification or revocation to such licences, authorizations, certificates or permits) to carry on their business as now conducted and to own the Existing Properties and their other assets and the Company and its subsidiaries have all requisite corporate power and authority to execute, deliver, perform and carry out their obligations under this Agreement.

    (b)    except as disclosed in Schedule 5.1(b), since March 31, 2010, there has been no change to the Company (actual, or to the knowledge of the Company, proposed or prospective, whether financial or otherwise) that would cause a Material Adverse Effect to the Company, which has not been disclosed to the public and, in all material respects, the business of the Company has been carried on in the usual and ordinary course consistent with past practice, to the extent that such past practice is consistent with the current business direction of the Company.

    (c)    this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms;

    (d)    the execution, delivery and performance by the Company of its obligations under this Agreement and the issuance, sale and delivery of the Purchased Shares by the Company:

(i)	has been duly authorized by all necessary action on the part of the Company;

(ii)
does not require the approval, authorization, consent or order of, and no filing, registration or recording with, any governmental authority having jurisdiction over the Company in connection with the execution and delivery or with the performance by the Company of this Agreement;

(iii)
does not require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities commission or other regulatory authority or other third party; and

(iv)
does not and will not (or will not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation of any of the terms or provisions of any law applicable to the Company, a breach or a violation of, or conflict with or result in a default under, or allow any other person to exercise any rights under, any of the terms or provisions of the articles, by-laws or resolutions of the Board of Directors (or any committee thereof) or security holders of the Company, or any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over any of them, or any agreement, license or permit to which any of them is a party;

    (e)    as of the close of business on May 24, 2010, the authorized capital of the Company consists of 60,000,000 shares of common stock and 5,000,000 shares of preferred stock, of which 48,748,825 shares of common stock are issued and outstanding as fully paid and non-assessable, and the Company has no other shares of any kind issued and outstanding;

    (f)    as at the date of this Agreement, there are outstanding Options to acquire an aggregate of up to  3,660,000 shares of Company common stock.  Except for the Options, no person, except Hochschild, holds any Convertible Securities of the Company or any of its subsidiaries or is entitled to any pre-emptive or any similar rights to subscribe for any Shares or other securities of the Company or any of its subsidiaries;

    (g)    as at the date of this Agreement, Hochschild owns 13,995,295 Shares (including 440,500 which Hochschild has represented as having been purchased on the open market and not from the Company, referred to in the aggregate as the (“Hochschild Shares”)) representing 28.7% of the issued and outstanding Shares on a non-diluted basis and immediately following the Closing, Hochschild will own the Purchased Shares and the Purchased Shares and Hochschild Shares will collectively represent 29.6% of the then-issued and outstanding Shares on a non-diluted basis, assuming no other issuance of shares between the date of this Agreement and the Closing Date;

    (h)    as at the date of this Agreement, there is no Contract or any other right of another Person binding upon or which at any time in the future may become binding upon the Company or any of its subsidiaries: (i) to allot or issue any unissued shares thereof to any Person, except the Options; (ii) to create any additional class of shares of the Company or any of its subsidiaries; (iii) to sell, transfer, assign, pledge, mortgage or in any way dispose of or encumber any securities of the Company or any of its subsidiaries to or in favour of any Person; or (iv) to sell, transfer, assign, pledge, mortgage or in any other way dispose of or encumber any of the assets of the Company or any of its subsidiaries other than in the ordinary course of business;

    (i)    to the knowledge of the Company, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company or any of its subsidiaries and, to the knowledge of the Company, following the Closing Date and except for the Strategic Alliance Agreement, there will be no shareholders’ agreement, voting trust agreement or other agreement (i) governing or otherwise affecting the voting rights associated with any securities of the Company; or (ii) restricting or otherwise affecting the power and authority of the directors of the Company;

    (j)    except as set forth in Schedule 5.1(j), the Company and each subsidiary is in compliance with its obligations under all applicable securities laws and has filed and made timely and accurate disclosure in reports and all other documents required to be filed under securities laws applicable thereto;

    (k)    neither the Company, nor any person acting on its behalf has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the distribution of the Purchased Shares to be qualified by a prospectus filed in accordance with the Securities Laws or (ii) has engaged in any advertisement of Company shares in any printed media of general and regular paid circulation, radio or television or any other form of advertising in connection with the offer and sale of Company shares that would require filing of a prospectus;

    (l)    the Purchased Shares to be issued have been, or prior to the Closing Date (as defined in Section 2.5) will have been, duly created and, when issued and delivered to Hochschild, the Purchased Shares will be validly issued as fully paid Shares and will not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company;

    (m)   no securities commission, stock exchange or comparable authority has issued any order preventing or suspending the distribution of the Purchased Shares or the trading of securities of the Company generally and the Company is not aware of any investigation, order, inquiry or proceeding which has been commenced or which is pending, contemplated or threatened by any such authority;

    (n)           the common stock currently trades in the Over-the-Counter market and is quoted on the Bulletin Board system maintained by FINRA and no order ceasing or suspending trading in any securities of the Company or the trading of any of the Company’s issued securities is currently outstanding and no proceedings for such purpose are, to the knowledge of the Company, pending or threatened;

    (o)           except as otherwise publicly disclosed by the Company, the Company has carried out its affairs in compliance in all material respects with the terms and provisions of applicable Laws and is not in material violation of or in material default in the performance of any mortgage, note, indenture, deed of trust, contract, agreement (written or oral), instrument, lease, licence or other document to which it is a party or by which it is bound or to which its property or assets or any of them is subject, and no event has occurred which with notice or lapse of time or both would constitute such a default and all such contracts, agreements and arrangements are in good standing;

(p)          the Company and each of its subsidiaries has duly and in a timely manner filed all Tax Returns that are required to be filed by them and all such Tax Returns are correct or complete in all respects; and, to the knowledge of the Company and except as disclosed in Schedule 5.1(p), there are no audits of the Tax Returns of the Company or any of its subsidiaries by any Authority pending and there are no outstanding claims or Liens for Taxes on the assets of the Company or any of its subsidiaries;

(q)          except as disclosed in Schedule 5.1(q), there is no Contract to which the Company or its subsidiaries is a party or by which any of them or their respective properties or assets are bound that (a) if terminated, would reasonably be expected to have a material adverse effect on the Company; or (b) is a contract that contains any non-competition obligations or otherwise restricts in any material way the business of the Company or its subsidiaries;

(r)          the Company and each of its subsidiaries has performed in all material respects all respective obligations required to be performed by them to date under any material contracts and are not, and are not to the knowledge of the Company, alleged to be in breach or default in any material respect thereunder;

(s)          except as disclosed in Schedule 5.1(s), neither the Company nor its subsidiaries are parties to, bound by or subject to any debt instrument, or any agreement, contract or commitment to create, assume or issue any debt instrument;

(t)          the Audited Financial Statements and the Unaudited Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent with those of preceding fiscal periods (except that the Unaudited Financial Statements do not contain all of the footnotes that would be required by GAAP and have been prepared in accordance with the rules of the SEC pertaining to condensed interim statements) and the statements present fairly the assets, liabilities and financial condition of the Company as at the dates and for the periods indicated in such financial statements;

(u)          neither the Company nor any of its subsidiaries has been in material violation of any Environmental Laws or Permits and there are no orders, rulings or directives issued, pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under or pursuant to any Environmental Laws;

(v)          the Company and its subsidiaries hold either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located in respect of the ore bodies and minerals located in its Existing Properties under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, which are currently sufficient to permit the Company through its subsidiaries to explore the minerals relating thereto, and all such property, leases or claims and all property, leases or claims in which the Company or the subsidiaries have any interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting;

(w)          the Company’s subsidiaries have obtained surface rights, access rights and other rights to only portions of its holdings as follows: the El Aguila Project has been granted surface rights for exploration (including the La Arista underground vein deposit)  and surface rights for exploitation (the El Aguila open pit) in the area of its mining sites and mill site and has received the permit for surface disturbance at the portal of underground mine for La Arista deposit; Las Margaritas has been granted surface rights for exploration on a portion of its claims; El Rey has been granted surface rights for exploration on a portion of its claims; and no surface rights have been obtained for exploration at the Solaga or Alta Gracia properties;

(x)          the Company has not declared or paid, or committed to declare or pay, any amount to any person in respect of a performance or incentive or other bonus in connection with the completion of the transaction contemplated by this Agreement;

(y)          the Company’s subsidiaries have timely filed applications with the relevant  authorities to obtain all necessary permits required to commence mining operations (exploitation) at the  El Aguila project, including but not limited to: (i) the rights to use groundwater; and (ii) authorization for the purchase, storage and use of explosives;

(z)          neither the Company nor any of its subsidiaries is subject to any pending claim for wrongful dismissal, constructive dismissal or any other claim or any litigation relating to its employees or independent contractors (including any termination of such persons) nor to the Company’s knowledge are any such claims or litigation threatened, other than those claims or such litigation as would individually or in the aggregate not have a material adverse effect on the Company;

(aa)          there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiaries or their property or assets at law or in equity or before or by any federal, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality;

(bb)          except as set forth in Schedule 5.1(bb), there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of SARBOX and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc)          the Company acknowledges that the representations, warranties, acknowledgements and agreements contained herein are made by the Company with the intent that they may be relied upon by Hochschild in deciding to subscribe for the Purchased Shares.  The Company further agrees that it shall represent and warrant that except as set forth in such representation or warranty, the foregoing representations and warranties will be true and correct as at the Closing Date with the same force and effect as if they had been made by the Company at the Closing Date and that they shall survive the purchase by Hochschild of the Purchased Shares. The Company undertakes to notify Hochschild immediately of any change in any representation, warranty or other information relating to the Company set forth herein which takes place prior to the Closing Date.  For greater certainty, the Company acknowledges that Hochschild is relying upon the representations and warranties of the Company in entering into this Agreement and confirms that no investigation made by Hochschild or its representatives will affect Hochschild’s right to rely on any such representation and warranty made by the Company in this Agreement.

ARTICLE 6
ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS
AND WARRANTIES OF HOCHSCHILD

6.1	Acknowledgements, Representations, Warranties and Covenants of Hochschild

Hochschild hereby represents and warrants to, and covenants with, the Company as follows and acknowledges that the Company is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)           Hochschild certifies that it is resident in the jurisdiction set out on the signature page of this Agreement.  Such address was not created and is not used solely for the purpose of acquiring the Shares and Hochschild was solicited to purchase in such jurisdiction;

(b)           Hochschild is not a U.S. Person (as defined in Rule 902(k) of Regulation S under the Securities Act);

(c)           Hochschild is subscribing for the Purchased Shares for its own account and not for the account of a U.S. Person or for resale in the United States and Hochschild confirms that the Purchased Shares have not been offered to Hochschild in the United States and that this Agreement has not been signed in the United States;

(d)           Hochschild acknowledges that the Purchased Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act;

(e)           Hochschild understands that the Company is the seller of the Purchased Shares and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, Hochschild agrees that it will not, during a one year distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Purchased Shares or underlying securities other than to a non-U.S. Person;

(f)           Hochschild acknowledges and understands that in the event the Purchased Shares are offered, sold or otherwise transferred by Hochschild to a non-U.S Person prior to the expiration of a one year distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act;

(g)           Hochschild will not offer, sell or otherwise dispose of the Purchased Shares in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or (B) the SEC has declared effective a Registration Statement in respect of such securities;

(h)           The execution and delivery of this Agreement, the performance and compliance with the terms hereof, the subscription for the Purchased Shares and the completion of the transactions described herein by Hochschild will not result in any material breach of, or be in conflict with, or constitute a material default under, or create a state of facts that, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of Hochschild, the securities laws or any other Laws applicable to Hochschild, any agreement to which Hochschild is a party, or any judgment, decree, order, statute, rule or regulation applicable to Hochschild;

(i)           Hochschild is subscribing for the Purchased Shares as principal for its own account and not for the benefit of any other person (within the meaning of applicable securities laws);

(j)           This Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, Hochschild.  This Agreement is enforceable in accordance with its terms against Hochschild;

(k)           Hochschild is duly incorporated and is validly subsisting under the laws of its jurisdiction and has all requisite legal and corporate power and authority to execute and deliver this Agreement, to subscribe for the Purchased Shares as contemplated herein and to carry out and perform its obligations under the terms of this Agreement;

(l)           Hochschild has been advised to consult its own legal advisors with respect to trading in the Purchased Shares, and with respect to the resale restrictions imposed by the securities laws of the jurisdiction in which Hochschild resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the securities laws or other resale restrictions applicable to such securities that restrict the ability of Hochschild to resell such securities, that Hochschild is solely responsible to find out what these restrictions are and Hochschild is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions and Hochschild is aware that it may not be able to resell such securities except in accordance with limited exemptions under the securities laws and other applicable securities laws;

(m)           No person has made any written or oral representations:

    (i)           that any person will resell or repurchase the Purchased Shares;

    (ii)          that any person will refund the Purchase Price; or

    (iii)         as to the future price or value of the Purchased Shares;

(n)           There are risks associated with the purchase of and investment in the Purchased Shares and Hochschild has such knowledge and experience that it is capable of evaluating the merits and risks of an investment in the Purchased Shares and fully understands the restrictions on resale of the Purchased Shares and is capable of bearing the economic risk of the investment;

(o)           The funds representing the Purchase Price that will be paid by Hochschild to the Company hereunder, will not represent proceeds of crime for the purposes of United States anti-terrorist legislation and Hochschild acknowledges that the Company may in the future be required by law to disclose Hochschild’s name and other information relating to this Agreement and Hochschild’s subscription hereunder pursuant to such legislation.  To the best of its knowledge (a) none of the Purchase Price to be provided by Hochschild (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to Hochschild, and (b) it shall promptly notify the Company if Hochschild discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith;

(p)           Hochschild acknowledges that no securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body or similar regulatory authority has reviewed or passed on the merits of the Purchased Shares;

(q)           Hochschild acknowledges that the Purchased Shares may be subject to statutory resale restrictions under the securities laws of the jurisdiction in which Hochschild resides and under other applicable securities laws, and Hochschild covenants that it will not resell the Shares except in compliance with such laws and Hochschild acknowledges that it is solely responsible (and in no way is the Company responsible) for such compliance;

(r)           Hochschild acknowledges that the certificates representing the Purchased Shares, and all certificates issued in substitution or exchange thereof, will bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO GOLD RESOURCE CORPORATION (“GRC”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO GRC AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO GRC.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

(s)           Hochschild acknowledges that the Company is relying on the representations, warranties and covenants contained herein to determine Hochschild’s eligibility to subscribe for the Purchased Shares under applicable securities laws.  Hochschild undertakes to immediately notify the Company of any change in any statement or other information relating to Hochschild set forth in this Agreement which takes place prior to the Closing Date;

(t)           Hochschild acknowledges that it is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Agreement and the transactions contemplated under this Agreement;

(u)           Hochschild has reviewed (i) the annual report on Form 10-K for the fiscal year ended December 31, 2009; (ii) the quarterly report on Form 10-Q for the quarter ended March 31, 2010; and (iii) all other reports filed with the United States Securities and Exchange Commission by the Company since May 24, 2010, each of which is available from the Public Reference Room of the SEC or on its web site at http://www.sec.gov.  Hochschild’s decision to purchase the Purchased Shares was based solely on the representations in this Agreement and the filings of the Company with the SEC itemized immediately above, and no person or entity has made any representations or warranties excepts as set forth herein;

(v)           There are risks associated with the purchase of the Shares and Hochschild may lose its entire investment.  These risks include those itemized in the Company’s filings with the SEC itemized above.  Hochschild acknowledges having read these risks and understands them.

(w)           Hochschild has had the opportunity to ask questions of, and receive answers from, the officers and directors of the Company regarding the offering, the Company or any other information relevant to Hochschild’s investment;

(x)           Hochschild acknowledges the following: (i) this Agreement requires Hochschild to provide certain information to the Company; (ii) such information is being collected by the Company for the purposes of completing the offering, which includes, without limitation, determining Hochschild’s eligibility to purchase the Purchased Shares under the applicable securities laws, preparing and registering certificates representing Purchased Shares to be issued to Hochschild and completing filings required by any stock exchange or securities regulatory authority; (iii) Hochschild’s information may be disclosed by the Company to: (A) stock exchanges or securities regulatory authorities; and (B) the Company’s advisors, including legal counsel and may be included in record books in connection with the offering. By executing this Agreement, Hochschild is deemed to be consenting to the foregoing collection, use and disclosure of Hochschild’s information.  Hochschild also consents to the filing of copies or originals of this Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby;

(y)           Hochschild consents to the Company making a notation on its records and giving instructions to any transfer agent of the Company in order to implement the restrictions on transfers set forth and described herein, and Hochschild understands and acknowledges that the Company may instruct the registrar and transfer agent of the Company not to record a transfer without first being notified by the Company that it is satisfied that such transfer is exempt from or not subject to registration under the Securities Act.

ARTICLE 7
SURVIVAL OF REPRESENTATIONS,
WARRANTIES AND COVENANTS

7.1	Survival of Representations, Warranties and Covenants of the Company

Unless otherwise stated herein, the representations, warranties and covenants of the Company contained in this Agreement shall survive the Closing Date for a period of two years and, notwithstanding such Closing Date or any investigation made by or on behalf of Hochschild with respect thereto, shall continue in full force and effect for the benefit of Hochschild.

7.2	Survival of Representations, Warranties and Covenants of Hochschild

The representations, warranties and covenants of Hochschild contained in this Agreement shall survive the Closing Date for a period of two years and, notwithstanding such Closing Date or any investigation made by or on behalf of the Company with respect thereto and notwithstanding any subsequent disposition by Hochschild of any of the Purchased Shares, shall continue in full force and effect.

ARTICLE 8
TERMINATION

8.1	Termination.

This Agreement may be terminated at any time prior to the Closing Date by:

(a)
Hochschild if (i) at the Closing Date, any of the conditions specified in Section 3.2 has not been satisfied in full; (ii) there has been a material violation or material breach by the Company of any covenant, representation or warranty or other agreement contained in this Agreement such that any condition specified in Section 3.2 would be incapable of being satisfied at the Closing Date, and such violation or breach is not waived by Hochschild or, in the case of a covenant breach, cured by the Company by the earlier of ten days (or such longer period of time as may be required provided the Company is diligently pursuing such cure) after written notice thereof by Hochschild, or the Closing; and

(b)
the Company if (i) at the Closing Date, any of the conditions specified in Section 3.1 has not been satisfied in full; (ii) there has been a material violation or material breach by Hochschild of any covenant, representation or warranty or other agreement contained in this Agreement such that any condition specified in Section 3.1 would be incapable of being satisfied at the Closing Date, and such violation or breach is not waived by the Company or, in the case of a covenant breach, cured by Hochschild by the earlier of ten days (or such longer period of time as may be required provided the Company is diligently pursuing such cure) after written notice thereof by the Company, or the Closing;

(c)	by written agreement of the Parties; or

(d)
by either Hochschild or the Company if the Closing has not occurred by May 28, 2010 (other than due to the fault or negligence of the Party purporting to exercise this termination right), which date may be extended with the written consent of both Parties.

8.2	Effect of Termination.

If this Agreement is terminated pursuant to Section 8.1, all obligations of the Parties under or pursuant to this Agreement will terminate without further liability of any Party to the other except for the provision of Section 10.3 relating to expenses, Section 4.3 relating to press releases and this Section 8.2, provided that nothing herein will relieve any Party from liability for any breach of this Agreement occurring before its termination.

ARTICLE 9
INDEMNIFICATION

9.1	Indemnification by the Company

The Company will indemnify and save harmless Hochschild and the directors, officers, employees and agents of Hochschild (collectively, the “Hochschild Indemnitees”) from and against all Claims incurred by any one or more of Hochschild Indemnitees directly or indirectly resulting from any breach of any covenant of the Company contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 5.1.

9.2	Indemnification by Hochschild

Hochschild will indemnify collectively and save harmless the Company and the directors, officers, employees and agents of the Company (collectively, the “Company Indemnitees”) from and against all Claims incurred by any one or more of the Company Indemnitees directly or indirectly resulting from any breach of any covenant of Hochschild contained in this Agreement or from any inaccuracy or misrepresentation in any representation or warranty set forth in Section 6.1.

ARTICLE 10
MISCELLANEOUS

10.1	Notice

All notices or other communications required or permitted to be given by one party to another by the terms hereof shall be given in writing by personal delivery or facsimile delivered to such other party as follows:

To the Company:

Gold Resource Corporation
222 Milwaukee St., Suite 301
Denver, CO  80206
Attention:  William Reid, President
Facsimile No.: (303) 320-7835

To Hochschild:

Hochschild Mining Holdings Limited
Calle La Colonia 180
Surco, Lima 33, Peru
Attention:  Jose A. Palma
Facsimile No.:  +511-437-5009

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such other notices or communications shall be deemed to have been received when delivered or, if by facsimile, on the next business day after such notice or other communication has been transmitted by facsimile (with receipt confirmed).

10.2	Further Assurances

Each of the Parties hereto upon the request of each of the other Parties hereto, whether before or after the Closing Date, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

10.3	Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

10.4	Taxes

Hochschild does not assume and will not be liable for any Taxes which may be or become payable by the Company, including any Taxes resulting from or arising as a consequence of the issuance by the Company of any Purchased Shares to Hochschild herein contemplated, and the Company will indemnify and save harmless Hochschild, its Affiliates and their respective directors, officers, employees and agents from and against all such Taxes.

10.5	Applicable Law

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York and the laws of the United States applicable therein. Any and all disputes arising under this Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of Colorado and each of the Parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such state.

10.6	Entire Agreement

This Agreement, together with the Confidentiality and Non-Disclosure Agreement and the Strategic Alliance Agreement, constitute the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid.  This Agreement may not be amended or modified in any respect except by written instrument executed by each of the Parties hereto.

10.7	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

10.8	Assignment

This Agreement may not be assigned by either party except with the prior written consent of the other parties hereto.

10.9	Enurement

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

10.10	Language

It is the express wish of Hochschild that the Agreement and any related documentation be drawn up in English.

[SIGNATURE PAGE TO FOLLOW]

GOLD RESOURCE CORPORATION

By:	/s/ Jason D. Reid
Jason D. Reid, Vice President Authorized Signing Officer

HOCHSCHILD MINING HOLDINGS LTD.

By:	/s/ Ignacio Bustamante
Ignacio Bustamante Chief Executive Officer Country of Domicile: Peru